UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2024

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11740 Katy Fwy – Energy Tower III, 11th floor Houston, TX	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-878-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ENG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Committee”) of the Board of Directors of ENGlobal Corporation (the “Company”) recently completed its review of the Company’s independent registered public accounting firm and considered firms to provide audit services to the Company for the fiscal year ending December 28, 2024. As a result of this review, the Committee approved, effective as of April 17, 2024, the engagement of M&K CPAs, PLLC (“M&K”) as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024, and the dismissal of Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm.

The reports of Moss Adams on the Company’s consolidated financial statements for the fiscal years ended December 30, 2023 and December 31, 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports contained an explanatory paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern. During the fiscal years ended December 30, 2023 and December 31, 2022 and the subsequent interim period through April 17, 2024, there were no disagreements with Moss Adams on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Moss Adams, would have caused Moss Adams to make reference to the matter in their reports. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 30, 2023 and December 31, 2022, other than the following material weaknesses in the Company’s internal control over financial reporting, as previously disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 30, 2023, filed with the Securities and Exchange Commission on March 29, 2024: (i) the Company did not have sufficient resources in place with the appropriate training and knowledge of internal control over financial reporting in order to ensure the operating effectiveness; (ii) the Company did not perform an adequate continuous risk assessment over financial reporting to identify and analyze risks of financial misstatement due to errors, and implement necessary changes to internal controls impacted by changes in the business, organizational structure and reduction in personnel over the last twelve months; and (iii) the Company did not have an effective information and communication process that ensured variances and anomalies were communicated to the appropriate personnel on a timely basis in order to investigate and take corrective action to prevent the error.

Accordingly, the Company did not follow established appropriate control activities through policies and procedures to mitigate risk to the achievement of the Company’s financial reporting objectives, as follows: (i) the Company’s management review controls did not operate effectively, including the completeness and accuracy of the data used in the operation of the control, to ensure change orders and contract values were properly entered into the accounting system; and (ii) the Company’s reconciliation controls did not operate effectively to timely record on-line payments, other electronic bank transactions, and unprocessed credit card payments to suppliers.

The material weaknesses described above did not result in a misstatement to the Company’s annual consolidated financial statements. This reportable event was discussed among the Company’s management, the Committee and Moss Adams. Moss Adams has been authorized by the Company to respond fully to the inquiries of M&K concerning this reportable event.

The Company has provided a copy of the foregoing disclosures to Moss Adams and requested that Moss Adams furnish it with a letter addressed to the Securities and Exchange Commission stating whether Moss Adams agrees with the above statements. A copy of Moss Adams’ letter, dated April 19, 2024, is filed as Exhibit 16.1 to this Form 8-K.

               During the two most recent fiscal years the Company has not consulted with M&K with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 16.1	Moss Adams letter dated April 19, 2024
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation
(Registrant)

April 22, 2024	/s/ Darren W. Spriggs
(Date)	Darren W. Spriggs, Chief Financial Officer, Treasurer and Corporate Secretary

Exhibit Index

Exhibit No.	Description
16.1	Moss Adams letter dated April 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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